Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

July 6, 2022

VIA EDGAR

Nanomix Corporation

2121 Williams Street

San Leandro, CA 94577

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nanomix Corporation, a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholders listed therein, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of 19,507,630 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consist of (i) up to 7,500,000 shares of common stock issuable upon conversion of outstanding series D convertible preferred stock (the “Series D Preferred Stock”), (ii) up to 2,250,000 shares of common stock issuable upon exercise of certain outstanding warrants issued or to be issued in connection with the issuer of the Series D Preferred Stock (the “GHS Warrants”), (iii) up to 416,032 shares of common stock issuable upon exercise of certain outstanding warrants assumed by the Company in connection with the merger with Nanomix, Inc. (the “Merger Warrants”), (iv) up to 7,904,822 shares of common stock issued in connection with the merger with Nanomix, Inc. (the “Merger Shares”), (v) up to 1,302,123 shares of common stock that were issued upon the automatic conversion of our Series B convertible preferred Stock (the “Series B Conversion Shares”) and (vi) up to 134,653 shares of common stock that were issued upon the Company’s acquisition of CureDM Group Holdings LLC, (the “CureDM Shares”).  The shares of Common Stock issuable upon the conversion of the Series D Preferred Stock are referred to herein as the “Conversion Shares.” The shares of Common Stock issuable upon the exercise of the GHS Warrants are referred to herein as the “GHS Warrant Shares.” The shares of Common Stock issuable upon the exercise of the Merger Warrants are referred to herein as the “Merger Warrant Shares.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Series D Preferred Stock, the GHS Warrants and the Merger Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when issued upon the conversion of the Series D Preferred Stock pursuant to the terms and conditions set forth therein, will be validly issued, fully paid, and non-assessable.

3. The GHS Warrants Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the GHS Warrant Shares are delivered and paid for in accordance with the terms of the GHS Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the GHS Warrant Shares will be validly issued, fully paid, and non-assessable.

4. The Merger Warrants Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Merger Warrant Shares are delivered and paid for in accordance with the terms of the Merger Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Merger Warrant Shares will be validly issued, fully paid, and non-assessable.

5. The Merger Shares, the Series B Conversion Shares and the CureDM Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Series D Preferred Stock, the GHS Warrants, the Merger Warrants, the Conversion Shares, the Warrant Shares, the Merger Shares, the Series B Conversion Shares and the CureDM Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Conversion Shares, the GHS Warrant Shares, the Merger Warrant Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by the State of New York and the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than the State of New York or the DGCL.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Securities Act.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON llp